As filed with the Securities and Exchange Commission on October 18, 2023.

Registration No. 333-273904

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ispire Technology Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2111	84-5106049
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19700 Magellan Drive

Los Angeles, CA 90502

(310) 742-9975

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Wang, Co-Chief Executive Officer

Ispire Technology Inc.

19700 Magellan Drive

Los Angeles, CA 90502

(310) 742-9975

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Richard I. Anslow, Esq. Jonathan Deblinger, Esq. Asher S. Levitsky P.C. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas; Suite 1100 New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Ispire Technology Inc. is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-273904) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit number	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)
3.2	By-laws (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)
4.1	Representative’s Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on April 6, 2023)
5.1	Opinion of Ellenoff Grossman & Schole LLP as to the legality of the securities being registered[1]
10.1	Intellectual Property Transfer Agreement dated September 30, 2022, by and among Aspire Global Inc., Shenzhen Yi Jia, Tuanfang Liu, Aspire North America LLC and Ispire Technology Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)
10.2	Intellectual Property License Agreement dated September 30, 2022, by and among Aspire Global Inc., Shenzhen Yi Jia, Tuanfang Liu, Aspire Science and Technology Limited and Ispire Technology Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)
10.3	Employment agreement dated January 31, 2023, between the Company and Tuanfang Liu (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1/A (No. 333-269470) filed with the SEC on February 16, 2023)†
10.4	Employment agreement dated January 31, 2023, between the Company and Michael Wang (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1/A (No. 333-269470) filed with the SEC on February 16, 2023)†
10.5	2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)†
10.6	Independent director agreement dated September 29, 2023 with Brent Cox[1]
10.7	Form of independent director agreement dated September 29, 2023 with John Fargis[1]
10.8	Distributorship Agreement dated January 1, 2021, between Aspire Science and Technology Limited and Your-Buyer International Limited (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1(No. 333-269470) filed with the SEC on January 31, 2023)
10.9	Supply agreement dated January 27, 2023 by and between Aspire North America LLC and Shenzhen Yi Jia (incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)
10.10	Supply agreement dated January 27, 2023 by and between Aspire Science and Technology Limited and Shenzhen Yi Jia (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)
10.11	Form of Subscription Agreement dated June 26, 2023 between the Company and the Purchasers in the Private Placement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (No. 001-41680) filed with the SEC on June 27, 2023)
10.12	Independent director agreement dated September 29, 2023 with Christopher Robert Burch[1]
23.1	Consent of MSPC Certified Public Accountants and Advisors, A Professional Corporation[1]
23.2	Consent of Ellenoff Grossman & Schole, LLP (included as part of Exhibit 5.1 hereto)[1]
23.3	Consent of Han Kun Law Offices[1]
23.4	Consent of Euromonitor International Limited[1]
24.1	Power of Attorney (included on signature page of the initial filing of Registration Statement on Form S-1)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Calculation of Filing Fee Table[2]

[1]	Previously filed
[2]	Filed herewith
†	Compensatory plan, contract or arrangement

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Los Angeles, California, on October 18, 2023.

ISPIRE TECHNOLOGY INC.

By:	/s/ Michael Wang
Michael Wang
Co-Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Tuanfang Liu and Michael Wang and each of them acting singly, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement, and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Michael Wang	Co-Chief executive officer	October 18, 2023
Michael Wang	(principal executive officer)

/s/ Daniel J. Machock	Chief financial officer	October 18, 2023
Daniel J. Machock	Principal financial and accounting officer
/s/ Tuanfang Liu	Director	October 18, 2023
Tuanfang Liu

/s/ Jiangyan Zhu	Director	October 18, 2023
Jiangyan Zhu

/s/ Christopher Robert Burch	Director	October 18, 2023
Christopher Robert Burch

/s/ Brent Cox	Director	October 18, 2023
Brent Cox

/s/ John Fargis	Director	October 18, 2023
John Fargis

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